Exhibit 99.1

CHANNELL APPOINTS JERRY COLLAZO AS

CHIEF FINANCIAL OFFICER

Company also announces hiring of new Finance Director-Australia and three controllers to complete its corporate finance group

TEMECULA, Calif., – June 28, 2005 – Channell Commercial Corporation. (Nasdaq: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water storage tanks manufactured throughout Australia, announced today that it has appointed Jerry Collazo, [44], as the Company’s new Chief Financial Officer, effective July 5, 2005.  Mr. Collazo replaces Interim Chief Financial Officer Scott Kiefer.

“We are delighted to welcome Jerry Collazo as Channell’s new CFO,” commented William H. Channell Jr., President and Chief Executive Officer of Channell.  “Jerry brings more than 20 years of financial expertise to Channell and has strong leadership abilities with excellent financial, accounting and operating experience.  Having served other public companies as a CFO over the last decade, Jerry is an excellent fit and ideally suited to lead Channell’s global finance group as we move ahead with our goals of expanding our business and improving operational efficiencies.”

Channell continued, “We are also pleased to announce the hiring of Peter Gracie to the newly created position of Finance Director-Australia, effective immediately.  In this role, Peter will oversee all financial and accounting activities for our core telecommunications and water tank manufacturing businesses in Australia.  And finally, our corporate finance team was also significantly enhanced with the recent addition of three controllers who will focus on the day-to-day accounting and financial management duties associated with financial consolidations, Sarbanes-Oxley compliance and financial planning.”

Before joining Channell, Mr. Collazo provided financial and managerial consulting services to several organizations involved in manufacturing, distribution, services and real estate.  From 2000 through 2003, Mr. Collazo served as Chief Financial Officer of publicly traded Worldwide Wireless Networks, a pioneering company in fixed wireless broadband Internet services.  From 1996 through 1999, he served as Chief Financial Officer and Chief Operations Officer of Xtend Micro Products, a development, manufacturing and marketing company that provided mobility accessories for notebook personal computers. In this role, Mr. Collazo was primarily responsible for the manufacturing, research and development, accounting, finance, legal and human resource functions of the company.  Before this, Mr. Collazo was Chief Financial Officer of Powerwave Technologies, a developer and manufacturer of power amplifiers for the wireless communications industry.  In addition to the traditional CFO responsibilities, Mr. Collazo negotiated venture funding and successfully managed Powerwave Technologies initial public offering of common stock.  Mr. Collazo began his career as a CPA at Ernst & Young’s Costa Mesa, CA office in 1983.

Mr. Collazo received his MBA from the University of California at Los Angeles, a MBT from Golden Gate University in 1993 and completed his undergraduate studies at Fort Lewis College in 1982.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  Channell’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  Channell’s website is www.channellcomm.com.

For Further Information:

AT THE COMPANY: William Channell Jr. President & CEO (951) 719-2600	AT FINANCIAL RELATIONS BOARD: Lasse Glassen General Information (310) 854-8313 lglassen@financialrelationsboard.com